As filed with the Securities and Exchange Commission on March 31, 2008

Registration No. 333-143095

Registration No. 333-143095-01

Registration No. 333-143095-02

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NuStar Energy L.P.

(and the subsidiaries identified in footnote (*) below)

(Exact name of registrant as specified in its charter)

Delaware	74-2956831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2330 N. Loop 1604 West San Antonio, Texas 78248 (210) 918-2000	Bradley C. Barron Senior Vice President, General Counsel and Secretary NuStar GP, LLC 2330 N. Loop 1604 West San Antonio, Texas 78248 (210) 918-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:

Gislar Donnenberg

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

*	Each of the following is a co-registrant that may issue some or all of the securities:

NUSTAR LOGISTICS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	74-2958817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	75-2287683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-143095, 333-143095-01 and 333-143095-02) is being filed by NuStar Energy L.P., NuStar Logistics, L.P. and Kaneb Pipe Line Operating Partnership, L.P. for the purpose of filing the Statement of Eligibility of Trustee on Form T-1 for Wells Fargo Bank, National Association, as successor to The Bank of New York Trust Company, N.A. with respect to the indenture relating to NuStar Logistics, L.P.’s senior debt securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the SEC registration fee, are estimates.

SEC Registration Fee	$	*
Legal Fees and Expenses		$75,000**
Accountants’ Fees and Expenses		$75,000**
Trustee’s Fees and Expenses		$20,000**
Printing and Engraving Expenses		$50,000**
Listing Fees	$	***
Miscellaneous		$10,000**

TOTAL		$230,000**

*	Deferred in accordance with Rule 456(b) under the Securities Act of 1933, as amended, and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act of 1933, as amended.
**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The amounts shown are estimates of expenses for the amount of securities which the registrants are currently authorized to issue, but do not limit the amount of securities that may be offered.
***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

ITEM 15. Indemnification of Directors and Officers.

The section of the prospectus entitled “The Partnership Agreement—Indemnification” is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

ITEM 16. Exhibits.

(a)	See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

(b)	Financial Statement Schedules

Not Applicable.

ITEM 17. Undertakings.

(a)	The undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by such undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust indenture Act.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on March 31, 2008.

NUSTAR ENERGY L.P.

By:	RIVERWALK LOGISTICS, L.P.,
its general partner

By:	NUSTAR GP, LLC,
its general partner

By:	/s/ Curtis V. Anastasio
Name:	Curtis V. Anastasio
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on March 31, 2008.

	Signature	Title

	*	Chairman of the Board
William E. Greehey

	/s/ Curtis V. Anastasio	President, Chief Executive Officer and Director (Principal Executive Officer)
Curtis V. Anastasio

	* Steven A. Blank	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

	*	Vice President and Controller (Principal Accounting Officer)
Thomas R. Shoaf

	*	Director
J. Dan Bates

	*	Director
Dan J. Hill

	*	Director
Stan McLelland

	*	Director
Rodman D. Patton

*By	/s/ Bradley C. Barron
Bradley C. Barron, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on March 31, 2008.

NUSTAR LOGISTICS, L.P.

By:	NUSTAR GP, INC.,
its general partner

By:	/s/ Curtis V. Anastasio
Name:	Curtis V. Anastasio
Title:	President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on March 31, 2008.

Signature		Title

/s/ Curtis V. Anastasio Curtis V. Anastasio		President and Director (Principal Executive Officer)

* Steven A. Blank		Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

* Thomas R. Shoaf		Vice President and Controller (Principal Accounting Officer)

* James R. Bluntzer		Senior Vice President-Operations and Director

*By	/s/ Bradley C. Barron Bradley C. Barron, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on March 31, 2008.

KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.

By:	KANEB PIPE LINE COMPANY LLC,
its general partner

By:	/s/ Curtis V. Anastasio
Name:	Curtis V. Anastasio
Title:	President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on March 31, 2008.

Signature		Title

/s/ Curtis V. Anastasio Curtis V. Anastasio		President and Director (Principal Executive Officer)

* Steven A. Blank		Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

* Thomas R. Shoaf		Vice President and Controller (Principal Accounting Officer)

* James R. Bluntzer		Senior Vice President and Director

*By	/s/ Bradley C. Barron Bradley C. Barron, Attorney-in-Fact

EXHIBIT LIST

EXHIBIT NO.	EXHIBIT
***1.1	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Limited Partnership of Valero Logistics Operations, L.P. (Exhibit 3.8 to NuStar Energy L.P.’s Annual Report on Form 10-K filed March 26, 2002).

3.2	Certificate of Amendment to Certificate of Limited Partnership of Valero Logistics Operations, L.P., dated March 21, 2007 and effective April 1, 2007 (Exhibit 3.03 to NuStar Energy L.P.’s Quarterly Report on Form 10-Q filed May 9, 2007).

3.3	Amended and Restated Certificate of Limited Partnership of Valero L.P. (Exhibit 3.3 to NuStar Energy L.P.’s Annual Report on Form 10-K filed March 26, 2002).

3.4	Amendment to Amended and Restated Certificate of Limited Partnership of Valero L.P., dated March 21, 2007 and effective April 1, 2007 (Exhibit 3.01 to NuStar Energy L.P.’s Current Report on Form 8-K filed March 27, 2007).

4.1	Second Amended and Restated Agreement of Limited Partnership of Valero Logistics Operations, L.P., dated as of April 16, 2001, by and among Riverwalk Logistics, L.P., as the General Partner, the Organizational Limited Partner, and Valero L.P., as the Limited Partner (Exhibit 3.9 to NuStar Energy L.P.’s Annual Report on Form 10-K filed March 26, 2002).

4.2	First Amendment to Second Amended and Restated Agreement of Limited Partnership of Valero Logistics Operations, L.P., effective as of April 16, 2001, among Riverwalk Logistics, L.P., the Organizational Limited Partner, and Shamrock Logistics, L.P. (Exhibit 4.1 to NuStar Energy L.P.’s Quarterly Report on Form 10-Q filed August 14, 2001).

4.3	Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Valero Logistics Operations, L.P., dated as of January 7, 2002, by and among Riverwalk Logistics, L.P. as General Partner of the Partnership, and the Limited Partners of the Partnership, as provided therein (Exhibit 3.10 to NuStar Energy L.P.’s Annual Report on Form 10-K filed March 26, 2002).

4.4	Reorganization Agreement dated as of May 30, 2002, by and among Valero Logistics Operations, L.P., Valero L.P., Riverwalk Logistics, L.P. and Valero GP, Inc. (Exhibit 99.1 to NuStar Energy L.P.’s Current Report on Form 8-K filed June 5, 2002).

4.5	Third Amended and Restated Agreement of Limited Partnership of Valero L.P. (Exhibit 3.1 to NuStar Energy L.P.’s Quarterly Report on Form 10-Q filed May 9, 2003).

4.6	First Amendment to Third Amended and Restated Agreement of Limited Partnership of Valero L.P. (Exhibit 4.3 to NuStar Energy L.P.’s Annual Report on Form 10-K filed March 12, 2004).

4.7	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Valero L.P., dated as of July 1, 2005 (Exhibit 4.01 to NuStar Energy L.P.’s Quarterly Report on Form 10-Q filed August 9, 2005).

4.8	Amended and Restated Agreement of Limited Partnership of Kaneb Pipe Line Operating Partnership, L.P., dated September 27, 1989, by and among Kaneb Pipe Line Company LLC, as General Partner of the Partnership, and Kaneb Services, Inc., as the Organizational Limited Partner (Exhibit 3.1 to the Kaneb Pipe Line Operating Partnership, L.P.’s Annual Report on Form 10-K filed March 28, 2002).

4.9	Amendment to Amended and Restated Agreement of Limited Partnership of Kaneb Pipe Line Operating Partnership, L.P., dated October 27, 2003, by and among Kaneb Pipe Line Company LLC, as General Partner of the Partnership, and Kaneb Pipe Line Partners, L.P., as the Limited Partner of the Partnership (Exhibit 3.2 to the Kaneb Pipe Line Operating Partnership, L.P.’s Annual Report on Form 10-K filed March 15, 2004).

4.10	Indenture, dated July 15, 2002, between Valero Logistics Operations, L.P., as Issuer, Valero L.P., as Guarantor, and the Bank of New York, as Trustee, relating to Valero Logistics Operations, L.P.’s Senior Debt Securities (Exhibit 4.1 to NuStar Energy L.P.’s Current Report on Form 8-K filed July 15, 2002).

4.11	First Supplemental Indenture, dated as of July 15, 2002, between Valero Logistics Operations, L.P., as Issuer, Valero L.P., as Guarantor, and The Bank of New York, as Trustee, relating to Valero Logistics Operations, L.P.’s 6 7/8% Senior Notes due 2012 (Exhibit 4.2 to NuStar Energy L.P.’s Current Report on Form 8-K filed July 15, 2002).

4.12	Second Supplemental Indenture, dated as of March 18, 2003, among Valero Logistics Operations, L.P., as Issuer, Valero L.P., as Guarantor, and The Bank of New York, as Trustee, including, as Exhibit A, form of global note representing $250,000,000 6.05% Senior Notes due 2013 (Exhibit 4.1 to NuStar Energy L.P.’s Quarterly Report on Form 10-Q filed May 9, 2003).

4.13	Third Supplemental Indenture, dated as of July 1, 2005, to Indenture dated July 15, 2002, as amended and supplemented, among Valero Logistics Operations, L.P., Valero L.P., Kaneb Pipeline Operating Partnership, L.P. and The Bank of New York (Exhibit 4.02 to NuStar Energy L.P.’s Quarterly Report on Form 10-Q filed August 9, 2005).

EXHIBIT NO.	EXHIBIT
4.14	Form of Subordinated Indenture (Exhibit 4.8 to Valero L.P.’s and Valero Logistics Operations, L.P.’s registration statement on Form S-3 (File No. 333-89978) filed June 6, 2002).

4.15	Indenture, dated February 21, 2002, between Kaneb Pipe Line Operating Partnership, L.P., as Issuer, and JPMorgan Chase Bank, as Trustee, relating to Kaneb Pipe Line Operating Partnership, L.P.’s Senior Debt Securities (Exhibit 4.1 to Kaneb Pipe Line Operating Partnership, L.P.’s Current Report on Form 8-K filed February 21, 2001).

4.16	First Supplemental Indenture, dated February 21, 2002, between Kaneb Pipe Line Operating Partnership, L.P., as Issuer, and JPMorgan Chase Bank, as Trustee, relating to Kaneb Pipe Line Operating Partnership, L.P.’s 7 3/4% Senior Unsecured Notes due 2012 (Exhibit 4.2 to Kaneb Pipe Line Operating Partnership, L.P.’s Current Report on Form 8-K filed February 21, 2001).

4.17	Second Supplemental Indenture, dated August 9, 2002, between Kaneb Pipe Line Operating Partnership, L.P., Statia Terminals Canada Partnership and JPMorgan Chase Bank, as Trustee, relating to Kaneb Pipe Line Operating Partnership, L.P.’s 7 3/4% Senior Unsecured Notes due 2012 (Exhibit 4.1 to Kaneb Pipe Line Operating Partnership, L.P.’s Current Report on Form 8-K filed May 28, 2003).

4.18	Third Supplemental Indenture, dated May 16, 2003, between Kaneb Pipe Line Operating Partnership, L.P., Statia Terminals Canada Partnership and JPMorgan Chase Bank, as Trustee, relating to Kaneb Pipe Line Operating Partnership, L.P.’s 7 3/4% Senior Unsecured Notes due 2012 (Exhibit 4.2 to Kaneb Pipe Line Operating Partnership, L.P.’s Current Report on Form 8-K filed May 28, 2003).

4.19	Fourth Supplemental Indenture, dated May 27, 2003, between Kaneb Pipe Line Operating Partnership, L.P., as Issuer, and JPMorgan Chase Bank, as Trustee, relating to Kaneb Pipe Line Operating Partnership, L.P.’s 5 7/8% Senior Unsecured Notes due 2013 (Exhibit 4.3 to Kaneb Pipe Line Operating Partnership, L.P.’s Current Report on Form 8-K filed May 28, 2003).

4.20	Fifth Supplemental Indenture, dated and effective as of July 1, 2005, to Indenture dated as of February 21, 2002, as amended and supplemented, among Kaneb Pipeline Operating Partnership, L.P., Valero L.P., Valero Logistics Operations, L.P. and JPMorgan Chase Bank (Exhibit 4.08 to NuStar Energy L.P.’s Quarterly Report on Form 10-Q filed August 9, 2005).

4.21	Form of Subordinated Indenture (Exhibit 4.2 to Kaneb Pipe Line Operating Partnership, L.P.’s registration statement on Form S-3 (File No. 333-71638) filed October 16, 2001).

**5.1	Opinion of Andrews Kurth LLP, as to the validity of the securities.

**8.1	Opinion of Andrews Kurth LLP, as to certain tax matters.

12.1	Statement re computation of ratios (Exhibit 12.01 to NuStar Energy L.P.’s Annual Report on Form 10-K filed February 28, 2008).

**23.1	Consent of KPMG, LLP.

**23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

**24.1	Powers of Attorney (set forth on the signature page contained in Part II of this registration statement as filed on May 18, 2007).

*25.1	Statement of Eligibility of Wells Fargo Bank, as trustee, on Form T-1 (Senior Debt Securities).

†25.2	Statement of Eligibility of JPMorgan Chase Bank, as trustee, on Form T-1 (Senior Debt Securities).

†25.3	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture of NuStar Logistics, L.P.

†25.4	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture of Kaneb Pipe Line Operating Partnership, L.P.

*	Indicates exhibits filed herewith.
**	Previously filed.
***	Indicated exhibits to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
†	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.